Exhibit 10.2

WARRANT

THIS WARRANT (THE “WARRANT”) IS ISSUED PURSUANT TO THE TERMS OF THE PROVISIONS OF A WARRANT PURCHASE AGREEMENT (THE “AGREEMENT”) BETWEEN BIOJECT MEDICAL TECHNOLOGIES INC. (THE “COMPANY”) AND THE INITIAL WARRANT HOLDER.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE  CORPORATE SECRETARY OF THE COMPANY.  THIS SECURITY WAS SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE  OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Company:	Bioject Medical Technologies, Inc., an Oregon corporation (BJCT: NASDAQ)
Number of Shares:	200,000
Class of Shares:	Common, no par value
Exercise Price:	$1.37
Issue Date:	December 11, 2006
Expiration Date:	December 10, 2011

The term “Holder” shall initially refer to Partners for Growth, L.P., a Delaware limited partnership, which is the initial holder of this Warrant and shall further refer to any subsequent permitted holder of this Warrant from time to time.

The Holder is subject to certain restrictions as set forth in the Agreement.

The Company does hereby certify and agree that, for the agreed sum of $1531.00 and for other good and valuable consideration, the Holder, or its permitted successors and assigns, hereby is entitled to purchase from Bioject Medical Technologies, Inc. (the “Company”) Two Hundred Thousand (200,000) duly authorized, validly issued, fully paid and non-assessable shares of its Common Stock, no par value, upon the terms and subject to the provisions of this Warrant. The shares of Common Stock issuable upon exercise of this Warrant are referred to herein as the “Warrant Stock,” and the Warrant and the Warrant Stock are sometimes together referred to as the “Securities.”

Section 1.              Term, Price and Exercise of Warrant.

1.1           Term of Warrant. This Warrant shall be exercisable for a period of five (5) years after the date hereof (hereinafter referred to as the “Expiration Date”).

1.2           Exercise Price.  The price per share at which the Warrant Stock is issuable upon exercise of this Warrant shall be One Dollar and Thirty-Seven Cents ($1.37), subject to adjustment from time to time as set forth herein (the “Exercise Price”).

1.3           Exercise of Warrant.

(a)     This Warrant may be exercised or converted, in whole or in part, upon surrender to the Company at its then principal offices in the United States of this Warrant to be exercised, together with the form of election to exercise attached hereto as Exhibit A duly completed and executed, and upon payment to the Company of the Exercise Price for the number of shares of Warrant Stock in respect of which this Warrant is then being exercised.

(b)     Payment of the aggregate Exercise Price may be made (i) in cash or by cashier’s or bank check or (ii) by converting this Warrant through a Cashless Exercise (as defined herein).  Upon a “Cashless Exercise” the Holder shall receive Warrant Stock on a net basis such that, without the payment of any funds, the Holder shall surrender this Warrant in exchange for the number of shares of Warrant Stock equal to “X” (as defined below), computed using the following formula:

Y * (A-B)
X	=
A

Where

X	=	the number of shares of Warrant Stock to be issued to Holder.
Y	=	the number of shares of Warrant Stock to be exercised under this Warrant
A	=	the Fair Market Value of one share of Common Stock.
B	=	the Exercise Price (as adjusted to the date of such calculations).

(c)    For purposes of this Warrant, the “Fair Market Value” of one share of Warrant Stock shall be (i) if the Company’s common stock (the “Common Stock”) is or becomes listed on a national stock exchange or the Nasdaq SmallCap Market, the product of (A) the highest closing sale price reported on such exchange or market for the 90-day period prior to the earlier of the day Holder delivers its Election of Exercise to the Company or the date of determination of Fair Market Value and (B) the number of shares of Common Stock into which a share of Warrant Stock is convertible at the time of such exercise, or (ii) if the Common Stock is traded over-the-counter, the product of (A) the highest closing bid price for the Common Stock over the 90-day period immediately prior to the earlier of the day Holder delivers its Election of Exercise to the Company or the date of determination of Fair Market Value and (B) the number of shares of Common Stock into which one share of Warrant Stock is convertible at the time of such exercise.  If the Common Stock is not traded as contemplated in clauses (i) or (ii), above, the Fair Market Value of the Company’s Warrant Stock shall be the price per share which the Company could obtain from a willing buyer for shares of Warrant Stock sold by the

Company from its authorized but unissued shares, as the Board of Directors of the Company shall determine in its reasonable good faith judgment.  In the event that Holder elects to convert the Warrant Stock through Cashless Exercise in connection with a transaction in which the Warrant Stock is converted into or exchanged for another security, Holder may effect a Cashless Exercise directly into such other security.  Notwithstanding the right of the Holder to effect a Cashless Exercise, the Company may require Holder to exercise this Warrant for cash if the Warrant Stock is registered under the Securities Act of 1933, may be traded by Holder without restriction under SEC rules and regulations and applicable law and such freely-tradable Common Stock issuable upon exercise of this Warrant is delivered within three (3) Business Days of Holder’s exercise.

(d)    Subject to Section 2 hereof, upon surrender of this Warrant, and the duly completed and executed form of election to exercise, and payment of the Exercise Price or conversion of this Warrant through Cashless Exercise, the Company shall issue and deliver within three (3) business days to the Holder or such other person as the Holder may designate in writing a certificate or certificates for the number of shares of Warrant Stock so purchased upon the exercise or conversion of this Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Stock as of the date of the surrender of this Warrant, and the duly completed and executed form of election to exercise, and payment of the Exercise Price or conversion of this Warrant through Cashless Exercise; provided, that if the date of surrender of this Warrant and payment of the Exercise Price is not a business day, the certificates for the Warrant Stock shall be issued as of the next business day (whether before or after the Expiration Date), and, until such date, the Company shall be under no duty to cause to be delivered any certificate for such Warrant Stock or for shares of such other class of capital stock.  If this Warrant is exercised or converted in part, a new warrant of the same tenor and for the number of shares of Warrant Stock not exercised or converted shall be executed by the Company.

1.4           Fractional Interests. The Company shall not be required to issue fractions of shares of Warrant Stock upon the exercise of this Warrant.  If any fraction of a share of Common Stock would be issuable upon the exercise of this Warrant (or any portion thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the last  reported sale price of the Common Stock on the NASDAQ National Market System or any other national securities exchange or market on which the Common Stock is then listed or traded.

1.5           Automatic Conversion upon Expiration.  In the event that, upon the Expiration Date, the fair market value of one share of Common Stock (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Warrant Stock (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Warrant Stock (or such other securities) issued upon such conversion to the Holder.

Section 2.              Exchange and Transfer of Warrant.

(a)  This Warrant may be transferred, in whole or in part, without restriction, subject to (i) the Holder’s delivery of an opinion of counsel in customary form that such transfer is in compliance with applicable securities laws and (ii) the transferee holder of the new Warrant assumes in writing the obligations of the Holder set forth in the Agreement.  A transfer may be registered with the Company by submission to it of this Warrant, together with the annexed Assignment Form attached hereto as Exhibit B duly completed and executed. After the Company’s receipt of this Warrant and the Assignment Form so completed and executed, the Company will issue and deliver to the transferee a new warrant (representing the portion of this Warrant so transferred) at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant, which the Company will register in the new holder’s name.  In the event of a partial transfer of this Warrant, the Company shall concurrently issue and deliver to the transferring holder a new warrant that entitles the transferring holder to purchase the balance of this Warrant not so transferred and that otherwise is upon the same terms and conditions as this Warrant.  Upon the due delivery of this Warrant for transfer, the transferee holder shall be deemed for all purposes to have become the holder of the new warrant issued for the portion of this Warrant so transferred, effective immediately prior to the close of business on the date of such delivery, irrespective of the date of actual delivery of the new warrant representing the portion of this Warrant so transferred.

(b)  In the event of the loss, theft or destruction of this Warrant, the Company shall execute and deliver an identical new warrant to the Holder in substitution therefor upon the Company’s receipt of (i) evidence reasonably satisfactory to the Company of such event and (ii) if requested by the Company, an indemnity agreement reasonably satisfactory in form and substance to the Company.  In the event of the mutilation of or other damage to the Warrant, the Company shall execute and deliver an identical new warrant to the Holder in substitution therefor upon the Company’s receipt of the mutilated or damaged warrant.

(c)  The Company shall pay all costs and expenses incurred in connection with the exercise, exchange, transfer or replacement of this Warrant, including, without limitation, the costs of preparation, execution and delivery of a new warrant and of share certificates representing all Warrant Stock; provided, that the Holder shall pay all stamp and other transfer taxes payable in connection with the transfer or replacement of this Warrant.

Section 3.              Certain Covenants.

(a)  The Company shall at all times reserve for issuance and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, such number of shares of Common Stock as shall from time to time be sufficient therefor.

(b)  The Company will not, by amendment of its Articles of Incorporation or Bylaws or through reorganization, consolidation, merger, amalgamation, sale of assets or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.  Without limiting the foregoing, the Company (i) will not increase the par value of any shares receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares upon the exercise of this Warrant.

Section 4.              Adjustments to Exercise Price and Number of Shares of Warrant Stock.

4.1  Adjustments. In order to prevent dilution of the rights granted hereunder, the Exercise Price shall be subject to adjustment from time to time in accordance with this Section 4. Upon each adjustment of the Exercise Price pursuant to this Section 4, the Holder shall thereafter be entitled to acquire upon exercise, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock of the Company obtainable by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the new Exercise Price resulting from such adjustment.

4.2  Subdivisions, Combinations and Share Dividends. If the Company shall at any time subdivide by split-up or otherwise, its outstanding Common Stock into a greater number of shares, or issue additional Common Stock as a dividend, bonus issue or otherwise with respect to any Common Stock, the Exercise Price in effect immediately prior to such subdivision or share dividend or bonus issue shall be proportionately reduced. Conversely, in case the outstanding Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

4.3.  Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the Common Stock, or consolidation, amalgamation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, amalgamation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive upon exercise of this Warrant (or at the option of the Holder, shall have the right to receive a new and equivalent Warrant for) such shares, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, amalgamation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon exercise of this Warrant at the Exercise Price then in effect. The Company will not effect any such consolidation, amalgamation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument the obligation to deliver such shares, securities or assets that the Holder may be entitled to purchase in accordance with the foregoing provisions.  If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Common Stock of the Company, the Company shall not effect any consolidation, amalgamation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the shares, securities or assets then issuable with respect to the Common Stock of the Company or the shares, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof the term “Affiliate” with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

4.4.  Notices of Record Date, Etc.  In the event that:

(1)  declare or propose to declare any dividend upon its capital stock, whether payable in cash, property, stock or other securities and whether or not a regular cash dividend, or

(2)  offer for sale any additional shares of any class or series of the Company’s capital stock or securities exchangeable for or convertible into such capital stock, or

(3)  effect or approve any reclassification, exchange, substitution or recapitalization of the capital stock of the Company, including any subdivision or combination of its outstanding capital stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation,  or to liquidate, dissolve or wind up (including an assignment for the benefit of creditors), or

(4)  offer holders of registration rights the opportunity to participate in any public offering of the Company’s securities,

then, in connection with such event, the Company shall give to Holder:

(i)  at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such a dividend or offer in respect of the matters referred to in (1) or (2) above, or for determining rights to vote in respect of the matters referred to in (3) above; and

(ii)  in the case of the matters referred to in (3) above, at least ten (10) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, the date on which the holders of capital stock shall be entitled thereto and the terms of such dividend, and such notice in accordance with this clause (ii) shall also specify the date on which the holders of capital stock shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, exchange, substitution, consolidation, merger or sale, as the case may be, and the terms of such exchange. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of Holder; and

(iii)  in the case of the matter referred to in (4) above, the same notice as is given or required to be given to the holders of such registration rights.

4.5.  Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 4, except in the case of a combination of shares of a type contemplated in Section 4.2 and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 4.2.

4.6.  Officers’ Statement as to Adjustments. Whenever the Exercise Price and/or number of shares of Warrant Stock subject to the Warrant is required to be adjusted as provided in Section 4, the Company shall forthwith file at each office designated for the exercise of this Warrant a statement, signed by the Chief Executive Officer, Chief Financial Officer or any Managing Director of the Company, showing in reasonable detail the facts requiring such adjustment, the Exercise Price and number of issuable shares that will be effective after such adjustment; provided, however, such statement shall not be required to the extent the information requested in this Section 4.6 is available through the Company’s reports filed with the Securities and Exchange Commission. If the information described in this Section 4.6 is readily available through the Company’s reports filed with the Securities and Exchange Commission, the Company shall not be required to provide a separate notice of adjustment to the Holder; provided, however, if such information is not readily available through the Company’s reports filed with the Securities Exchange Commission and made public, the Company shall cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record Holder of this Warrant at its address appearing herein.  If such notice relates to an adjustment resulting from an event referred to in Section 4.3, such notice shall be included as part of the notice required to be mailed or published under the provisions of Section 4.3.

4.7  Issue of Securities other than Common Stock.  In the event that at any time, as a result of any adjustment made pursuant to Section 4, the Holder thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 4.

Section 5.              Rights and Obligations of the Warrant Holder.

This Warrant shall not entitle the Holder to any rights of a holder of Common Stock in the Company.  The Holder shall have the specific “piggyback” registration rights set forth in Exhibit C attached hereto and made a part hereof.  Capitalized terms not otherwise defined in Exhibit C shall have the meanings set forth herein.

Section 6.              Restrictive Stock Legend.

This Warrant and the Warrant Stock have not been registered under any securities laws.  Accordingly, any share certificates issued pursuant to the exercise of this Warrant shall (until receipt of an opinion of counsel in customary form that such legend is no longer necessary) bear the following legend:

THIS WARRANT AND THE WARRANT STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OF DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN CUSTOMARY FORM THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Section 7.              Notices.

Any notice or other communication required or permitted to be given here shall be in writing and shall be effective (a) upon hand delivery or delivery by e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received) or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communication shall be:

if to Holder, at

Partners for Growth, L.P.

180 Pacific Avenue

San Francisco, California 94111

Attention:  Lorraine Nield

Fax:  (415) 781-0510

lorraine@pfgrowth.com

with a copy to

Benjamin Greenspan, Esq.

620 Laguna Road

Mill Valley, CA 94941

Fax: (415) 358-4780

Email: bg2@greenspan.org

or

if to the Company, at

Bioject Medical Technologies Inc.

Attn:  Chris Farrell
20245 S.W. 95th Ave.

Tualatin, OR   97062

Phone: 503. 692.8001
Fax: 503.692.6698

Email: cfarrell@bioject.com

with a copy to:

Stoel Rives, LLP

Attn:  Todd A. Bauman

900 SW 5th Avenue
Suite 2600
Portland, OR 97204

(503) 294-9812 Direct
(503) 220-2480 Fax
tabauman@stoel.com

Each party hereto may from time to time change its address for notices under this Section 7 by giving at least 10 calendar days’ notice of such changes address to the other party hereto.

Section 8.              Amendments and Waivers.

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Section 9.              Applicable Law; Severability.

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Oregon.  If any one or more of the provisions contained in this Warrant, or any application of any provision thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications of any provision thereof shall not in any way be affected or impaired thereby.

Section 10.            Construction.

The terms of the Warrant Purchase Agreement to which this Warrant is attached as Exhibit 1 are incorporated by reference herein. Terms used but not defined herein have the meaning set forth in the Warrant Purchase Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on the day and year first above written.

COMPANY:

Bioject Medical Technologies Inc.

By:

Name:

Title:

ACKNOWLEDGED AND AGREED:

HOLDER:

Partners for Growth, L.P.

By:
, Manager of
Partners for Growth, LLC,
Its General Partner

Signature Page Bioject PFG Warrant

Exhibit A

To:     Bioject Medical Technologies Inc.

ELECTION TO EXERCISE

1.                                       The undersigned hereby exercises its right to subscribe for and purchase                          fully paid, validly issued and nonassessable Shares covered by the attached Warrant and tenders payment herewith in the amount of $                          in accordance with the terms thereof.

1.                                       The undersigned hereby elects to convert the attached Warrant into fully paid, validly issued and nonassessable Shares by Cashless Exercise in the manner specified in Section 1.3 of the attached Warrant. This conversion is exercised with respect to                          of shares.

[Strike the paragraph above that does not apply.]

, and requests that certificates for such shares be issued in the name of, and delivered to:

Date:	[Holder]

By
Name:
Title:

Exhibit B

ASSIGNMENT FORM

To:	Bioject Medical Technologies Inc.

The undersigned hereby assigns and transfers this Warrant to

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and postal code)

and irrevocably appoints	to transfer this
Warrant on the books of the Company.

Date:	Partners For Growth, L.P.

By
Name:	, Manager of
Partners for Growth, LLC, Its General Partner

EXHIBIT C

PIGGYBACK REGISTRATION RIGHTS

1.                       PIGGYBACK REGISTRATION RIGHTS.

1.1                 Piggyback Rights. If (but without any obligation to do so) the Company proposes to register any of its equity securities under the United States Securities Act of 1933 (the “Act”) in connection with the public offering of such shares (other than (i) a registration relating solely to the sale of securities to participants in a Company equity option or stock incentive or share rights or share purchase plan, (ii) a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, or (iii) a registration relating to the offer and sale of debt securities, (iv) a registration on any registration form that does not permit secondary sales, or (v) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Warrant Stock), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within ten (10) business days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.4 of this Exhibit C, use all commercially reasonable efforts to cause a registration statement to become effective, which includes all of the Warrant Stock that the Holder requests to be registered by such notice and for which the Holder (or its individual members) is then the shareholder of record (or would be the shareholder of record upon the exercise of its Warrant).

1.2                 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1 prior to the effectiveness of such registration whether or not the Holder has elected to include securities in such registration.

1.3                 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to this Section, including without limitation all registration, filing and qualification fees (including Blue Sky fees), printers’ and accounting fees, and fees and disbursements of counsel for the Company and the reasonable fees and disbursements for one counsel for the Holder shall be borne by the Company (which shall not exceed $2,000). Any fees or disbursements of counsel for the Holder (other than the single counsel referenced above) shall be borne by the Holder.

1.4                 Underwriting Requirements. In connection with any offering involving an underwriting of Common Stock of the Company, the Company shall not be required under this Section to include any of the Warrant Stock in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. If the total amount of securities, including Warrant

Stock, requested by shareholders or other securities holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Warrant Stock, that the underwriters determine in their sole discretion will not  jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders, including Holder, according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as may be mutually agreed to by such selling shareholders).

1.5                 Information from the Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Warrant Stock that the Holder shall furnish to the Company such information regarding itself and its individual members, the Warrant Stock held by Holder or its members, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Warrant Stock.

1.6                 No Delay of Registration. The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

2.                       INDEMNIFICATION

In the event any shares of Warrant Stock are included in a registration statement under Section 1 of this Exhibit C:

2.1                 The Company Indemnity. To the extent permitted by law, the Company will indemnify, defend and hold harmless the Holder, its partners or officers, directors, shareholders, legal counsel and accountants for the Holder, any underwriter (as defined in the Act) for the Holder and each person, if any, who controls the Holder or underwriter, within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each an “Indemnified Person”), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws in connection with such registration; and the Company will reimburse each  Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided however that the indemnity agreement contained in this Section 2.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Indemnified Person; provided further, however, that the  foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting any such losses, claims, damages or liabilities purchased Warrant Stock in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Indemnified Person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

2.2                 Holder Indemnity. To the extent permitted by law, the Holder will defend and hold harmless the Company, each of its directors, each of its officers, each of its partners, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other shareholder selling securities in such registration statement and any controlling person of any such  underwriter or other shareholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (but excluding clause (iii) of the definition thereof), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will reimburse any person intended to be indemnified pursuant to this Section 2.2 for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided however that the indemnity agreement contained in this Section 2.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld).

2.3                 Prompt Notice Required. Promptly after receipt by an indemnified party under this Section 2 of actual knowledge of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires,  jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided however that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.3.

2.4                 Alternative Relief. If the indemnification provided for in this Section 2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided that no person guilty of fraud shall be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party.

2.5                 Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions of this Section 2, the provisions in the underwriting agreement shall control.

2.6                 Survival. The obligations of the Company and the Holder under this Section 2 shall survive the completion of any offering of the Warrant Stock in a registration statement under Section 1 of this Exhibit C.

3.                       ASSIGNMENT

The rights to cause the Company to register Warrant Stock pursuant to Section 1 of this  Exhibit C may be assigned (but only with all related obligations) by Holder to  a transferee or assignee of such securities provided; (a) the Company is, within a reasonable time after such transfer, furnished with written notice of  the name and address of such transferee or assignee and the securities with  respect to which such registration rights are being assigned and (b) such  transferee or assignee agrees in writing to be bound by and subject to the  terms and conditions of the Agreement.

4.                       TERMINATION OF REGISTRATION RIGHTS

The Holder shall not be entitled to exercise any right provided for in Section 1 of this Exhibit C after such time at which all Warrant Stock of the relevant holder can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act.